UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

On July 9, 2021, Portland General Electric Company (PGE, or the Company) filed with the Public Utility Commission of Oregon (OPUC) a general rate case based on a 2022 test year (2022 GRC, or the case). PGE’s initial filing requested an increase in the Company's annual revenue requirement that, when combined with changes in supplemental schedules, would result in an overall average increase of approximately 3.9% in customer prices for 2022.

The proposed net increase in annual revenue requirement in the 2022 GRC is based upon:
•A capital structure of 50% debt and 50% equity;
•A return on equity of 9.5%;
•A cost of capital of 6.94%; and
•An average rate base of $5.7 billion.

As previously disclosed, on September 30, 2021, PGE, OPUC staff, and certain customer groups reached an agreement and filed a stipulation with the OPUC that resolves cost of capital issues in the case as follows:
•A capital structure of 50% debt and 50% equity;
•A return on equity of 9.5%; and
•A cost of capital of 6.83%, which reflects updates for actual and forecasted debt costs.

On January 18, 2022, PGE, OPUC staff, and certain customer groups filed a stipulation with the OPUC reflecting an agreement that resolves the annual revenue requirement, average rate base, and corresponding increase authorized in customer prices. Other elements of the case remain unsettled.

The agreement reflects a final revenue requirement that is based upon an average rate base of $5.6 billion and an annual revenue requirement increase of $74 million consisting of the following changes (in millions):

As filed (includes $40 million related to Net Variable Power Costs)		$99
Load and Net Variable Power Cost Updates		16
Base Business Revenue Requirement Updates:
Faraday hydro capital-related revenue requirement(1)	(18)
Cost of debt settlement including reductions to reflect actual financing costs	(7)
Level III outage annual regulatory accrual(2)	(7)
Other reductions to rate base and O&M	(5)
Other various modifications to reflect actual costs	(4)
Subtotal		(41)
As revised (includes $64 million related to Net Variable Power Costs)(3)		$74
(1) The Faraday improvement capital project will not be placed in-service as of May 9, 2022, and the capital-related revenue requirement has been removed and will be addressed in future ratemaking proceedings.
(2) PGE is authorized to collect annually from retail customers to cover incremental expenses related to major storm damages, and to defer any amount not utilized in the current year. In the 2022 GRC, the Company requested an annual collection increase from $4 million to $11 million, and agreed to retain the annual collection at $4 million.
(3) Total revenue requirement increase to base rates is $83 million, of which $9 million is not considered incremental as it is already included in current customer prices.

Further, the agreement with parties would eliminate PGE’s decoupling mechanism upon the effective date of new customer prices pursuant to this case. The decoupling mechanism provides a means of recovery or refund of margin lost or gained as a result of changes in weather-adjusted energy use per customer in comparison to levels projected in customer prices.

All stipulations remain subject to OPUC approval. PGE will continue to work with parties throughout this proceeding to resolve all remaining unsettled elements of the case.
PGE has proposed that new customer prices become effective May 9, 2022.

Regulatory review of the 2022 GRC will continue, with a final OPUC order expected to be issued by April 2022. Management cannot predict the outcome of the case.

More information about the 2022 GRC filing (OPUC Docket UE 394) is available on the OPUC Internet website at www.oregon.gov/puc.

Forward-Looking Statements

Statements in this report that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as “to be issued,” "anticipates," “assumes,” "believes," "conditioned upon," "estimates," "expects," "intends," “plans,” “projected,” and similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the outcome of various legal and regulatory actions; demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the Company's inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, which could affect the access to and availability of cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or third party liability; cyber security breaches of the Company's customer information system or operating systems, data security breaches, or acts of terrorism, which could disrupt operations, require significant expenditures, or result in claims against the Company; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; and widespread health emergencies or outbreaks of infectious diseases such as the novel coronavirus disease (COVID-19), including potential vaccination mandates, which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements.

These risks and uncertainties are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	January 18, 2022	By:	/s/ James A. Ajello
James A. Ajello
Senior Vice President of Finance, Chief Financial Officer, and Treasurer
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